Exhibit 99


                 RPC, Inc. Reports 2004 Third Quarter Results

     * Revenues for the Third Quarter Increased 28.1 Percent over Prior Year

     * Diluted EPS for the Third Quarter Increased to $0.35 from $0.09 in the Prior Year

    ATLANTA, Oct. 27 /PRNewswire-FirstCall/ -- RPC, Incorporated (NYSE: RES) announced its unaudited results for the third quarter ended September 30, 2004. RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States and in selected international markets.
    For the quarter ended September 30, 2004, revenues increased 28.1 percent to $88,721,000 compared to $69,244,000 last year. Net income was $10,237,000, or $0.35 diluted earnings per share, compared to $2,577,000 or $0.09 diluted earnings per share last year. Operating profit for the quarter was $12,971,000 compared to $3,937,000 in the prior year.
    Cost of services rendered and goods sold was $50,233,000, or 56.6 percent of revenues, during the third quarter of 2004, compared to $43,482,000, or
62.8 percent of revenues, in the prior year. The increase in these costs was due to the variable nature of many of these expenses, including compensation, equipment rental expense, maintenance and repairs, materials and supplies and fuel costs. As a percentage of revenues, however, these costs decreased because of improved pricing and higher equipment and personnel utilization. Selling, general and administrative expenses increased by 25.9 percent in the third quarter of 2004 to $16,921,000 from $13,438,000 in the prior year. This increase was due to an increase in salaries and wages expense, an increase in bad debt expense, and an increase in incentive compensation consistent with improved profitability. These costs decreased as a percentage of revenues to
19.1 percent in 2004 compared to 19.4 percent last year. Depreciation and amortization were $8,596,000 during the quarter, 2.5 percent higher than last year.
    Net income for the quarter ended September 30, 2004 was $10,237,000, compared to $2,577,000 in the prior year. Net income increased due to higher revenues and other income, and a lower effective tax rate, partially offset by higher costs of services rendered and goods sold and selling, general and administrative expenses. The effective tax rate during the quarter was
29.4 percent compared to 38.0 percent in the prior year and the first six months of the current year. The decrease in the effective tax rate was due to higher estimated full year foreign tax credit utilization and other adjustments recorded in the third quarter. The effective tax rate estimate change and adjustments increased third quarter net income by $1,241,000 or $0.04 diluted earnings per share.
    For the nine months ended September 30, 2004, revenues increased
26.6 percent to $254,149,000 compared to $200,808,000 last year. Net income was $23,512,000, or $0.82 diluted earnings per share compared to net income of $7,587,000, or $0.26 diluted earnings per share last year.
    "RPC's third quarter results reflect continued high activity levels, an increase in pricing, growth in our capacity, and the benefit of our international business development efforts," stated Richard A. Hubbell, RPC's President and Chief Executive Officer. "The average domestic rig count during the third quarter was 1,228, 13 percent higher than the same period in 2003. Our revenues grew at a higher rate than the rig count because of our continuing investment in our operating capacity, and our relatively stronger presence in the domestic mid-continent markets rather than the Gulf of Mexico, which remains weak. Our revenues also increased compared to the prior year due to strong activity in our West African operations, our new fishing tools service line, and our Kuwait business which began earlier this year. We invested over $11,000,000 in capital expenditures during the quarter to improve our existing fleet of equipment and purchase new equipment.
    Hubbell continued, "The third quarter of 2004 was marked by a series of strong hurricanes in the Gulf of Mexico, which severely curtailed oilfield drilling and production activity in that market. Because of our exposure to the Gulf of Mexico, we estimate that our revenues during the quarter were negatively impacted by these hurricanes in the range of three to five percent, and our bottom line earnings per share were negatively impacted in the range of five to 10 percent. We believe that the eventual recovery of activity in the Gulf of Mexico will provide temporary opportunities for us as our customers repair and enhance production in wells damaged by the storms. While we are pursuing these potential opportunities, we are uncertain about the timing and potential impact that they might have on our future results."

    Summary of Segment Operating Performance
    RPC's business segments are Technical Services and Support Services. Technical Services includes RPC's oilfield service lines that utilize people and equipment to perform value-added completion, production and maintenance services directly to a customer's well. These services are generally directed toward improving the flow of oil and natural gas from producing formations or to address well control issues. The Technical Services include pressure pumping, snubbing, coiled tubing, nitrogen, wireline, well control, downhole tools, surface production equipment, casing installation services, and fishing tool operations.
    Support Services includes RPC's oilfield service lines that provide equipment for customer use or services to assist customer operations. The equipment and services offered include rental of drill pipe and related tools, pipe handling, inspection and storage services, work platform vessels, and oilfield training services.
    Both Technical Services and Support Services experienced stronger results due to the increased drilling rig count and related customer activity. Technical Services revenues rose 36.9 percent for the quarter compared to the prior year, driven by higher activity levels and pricing increases in most of
its service lines.   Support Services revenues rose by 16.6 percent during the
quarter compared to the prior year. This increase was driven by increased utilization and some pricing increases in rental tool revenues, which is the largest service line within Support Services, partially offset by lower utilization and pricing of marine liftboats. Other revenues were immaterial this quarter due to the sale of the non-oilfield business unit that comprises the majority of the revenues in this segment, which occurred during the second quarter of 2004. The impact of the sale of this business unit on operating and other income during the third quarter of 2004 was immaterial.


                                       Three Months Ended   Nine Months Ended
                                            September 30,       September 30,
                                            2004     2003      2004      2003
                                                  (in thousands)
    Revenues:
       Technical services                $73,404  $53,603  $209,523  $159,494
       Support services                   15,302   13,125    40,848    33,493
       Other                                  15    2,516     3,778     7,821
    Total revenues                       $88,721  $69,244  $254,149  $200,808
    Operating profit (loss):
       Technical services                $13,024   $3,969   $35,706   $15,154
       Support services                    2,378    2,376     4,629     3,073
       Other                                (382)    (419)     (803)   (1,200)
       Corporate expenses                 (2,049)  (1,989)   (5,861)   (5,400)
    Total operating profit               $12,971   $3,937   $33,671   $11,627
    Other income, net                      1,555      264     2,324       747
    Interest expense, net                     17       45        75       137
    Income before income taxes           $14,509   $4,156   $35,920   $12,237

    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at http://www.rpc.net.
    Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding RPC's future performance and the possibility of increased business opportunities in the Gulf of Mexico. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include the possibility of declines in the price of oil and natural gas, which tend to result in a decrease in drilling activity and therefore a decline in the demand for our services, the actions of the OPEC cartel, the ultimate impact of current and potential political unrest and armed conflict in the oil-producing regions of the world, which could impact drilling activity, adverse weather conditions in oil or gas producing regions, including the Gulf of Mexico, competition in the oil and gas industry, and risks of international operations. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.
    RPC will host a conference call to review the Company's financial and operating results on Wednesday, October 27, 2004 at 8 a.m. Eastern Time. Individuals wishing to participate in the conference call should call (888) 744-3690 or (706) 643-1513 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on November 3, 2004 by dialing (800) 642-1687 or (706) 645-9291, conference ID 1365299. This call also will be broadcast and archived on the company's investor Web site at http://www.rpc.net. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.
    For information about RPC, Inc., please contact:

     BEN M. PALMER
     Chief Financial Officer
     404.321.2140
     irdept@rpc.net

     JIM LANDERS
     Corporate Finance
     404.321.2162


    RPC INCORPORATED AND SUBSIDIARIES

    STATEMENTS OF OPERATIONS  (In thousands except per share data)
    Periods ended September 30, (Unaudited)
                                                     Third Quarter    % BETTER
                                                    2004        2003   (WORSE)

    REVENUES                                     $88,721     $69,244    28.1 %
    COSTS AND EXPENSES:
    Cost of services rendered and goods sold      50,233      43,482   (15.5)
    Selling, general and administrative expenses  16,921      13,438   (25.9)
    Depreciation and amortization                  8,596       8,387    (2.5)
    Operating profit                              12,971       3,937     N/M
    Interest expense, net                             17          45    62.2
    Other income, net                              1,555         264     N/M
    Income before income taxes                    14,509       4,156     N/M
    Income tax provision                           4,272       1,579  (170.6)
    NET INCOME                                   $10,237      $2,577     N/M %

    EARNINGS PER SHARE
       Basic                                       $0.36       $0.09     N/M %
       Diluted                                     $0.35       $0.09     N/M %

    AVERAGE SHARES OUTSTANDING
       Basic                                      28,321      28,446
       Diluted                                    28,914      28,877


    RPC INCORPORATED AND SUBSIDIARIES

    STATEMENTS OF OPERATIONS  (In thousands except per share data)
    Periods ended September 30, (Unaudited)
                                                  Nine Months      % BETTER
                                               2004         2003    (WORSE)

    REVENUES                                $254,149    $200,808      26.6  %
    COSTS AND EXPENSES:
    Cost of services rendered and goods
     sold                                    146,529     125,798     (16.5)
    Selling, general and administrative
     expenses                                 48,213      38,599     (24.9)
    Depreciation and amortization             25,736      24,784      (3.8)
    Operating profit                          33,671      11,627     189.6
    Interest expense, net                         75         137      45.3
    Other income, net                          2,324         747       N/M
    Income before income taxes                35,920      12,237     193.5
    Income tax provision                      12,408       4,650    (166.8)
    NET INCOME                               $23,512      $7,587       N/M %

    EARNINGS PER SHARE
       Basic                                   $0.83       $0.27       N/M %
       Diluted                                 $0.82       $0.26       N/M %

    AVERAGE SHARES OUTSTANDING
       Basic                                  28,296      28,380
       Diluted                                28,792      28,794


    RPC INCORPORATED AND SUBSIDIARIES

    CONSOLIDATED BALANCE SHEETS
    At September 30, (Unaudited)                          (In thousands)
                                                      2004              2003
    ASSETS
    Cash and cash equivalents                      $16,101           $20,972
    Accounts receivable, net                        73,403            48,587
    Inventories                                     10,161             9,538
    Deferred income taxes                            5,905             8,313
    Income taxes receivable                          4,047             2,993
    Prepaid expenses and other current assets        1,370             1,777
      Total current assets                         110,987            92,180
    Property, plant and equipment, net             117,039           108,008
    Intangibles, net                                15,932            12,663
    Other assets                                     2,415             1,775
      Total assets                                $246,373          $214,626

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Accounts payable                               $21,846           $15,606
    Accrued payroll and related expenses             9,447             7,898
    Accrued insurance expenses                       4,041             3,008
    Accrued state, local and other taxes             1,721             1,500
    Current portion of long-term debt                2,700             1,110
    Other accrued expenses                             708               511
      Total current liabilities                     40,463            29,633
    Accrued insurance expenses                       6,458             6,414
    Long-term debt                                   2,100             4,800
    Pension liabilities                             10,013             8,388
    Deferred income taxes                           13,638            11,137
    Other long-term liabilities                      2,610             2,338
      Total liabilities                             75,282            62,710
    Common stock                                     2,876             2,873
    Capital in excess of par value                  28,348            27,810
    Retained earnings                              149,778           126,237
    Deferred compensation                           (3,643)           (1,137)
    Accumulated other comprehensive loss            (6,268)           (3,867)
      Total stockholders' equity                   171,091           151,916
      Total liabilities and stockholders' equity  $246,373          $214,626

    Certain prior year balances have been reclassified to conform with the current year presentation.


    RPC INCORPORATED AND SUBSIDIARIES

    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
    Nine months ended September 30, (Unaudited)           (In thousands)
                                                      2004              2003
    Operating Activities:
       Net income                                  $23,512            $7,587
       Depreciation, amortization and
        other non-cash charges                      26,074            24,857
       Other net changes in operating activities   (15,919)            6,036
           Net cash provided by operating
            activities                              33,667            38,480

    Investing Activities:
      Capital expenditures                         (36,594)          (20,711)
      Other investing activities                     1,934            (4,883)
           Net cash used for investing activities  (34,660)          (25,594)

    Financing Activities:
      Payment of dividends                          (2,558)           (2,155)
      Cash paid for common stock purchased and
       retired                                      (1,963)             (836)
      Other financing activities                      (687)             (456)
           Net cash used for financing activities   (5,208)           (3,447)

      Net (decrease) increase in cash and
       cash equivalents                             (6,201)            9,439
      Cash and cash equivalents at beginning of
       period                                       22,302            11,533
      Cash and cash equivalents at end of period   $16,101           $20,972

SOURCE  RPC, Incorporated
    -0-                             10/27/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or irdept@rpc.net, or Jim Landers, Corporate Finance, +1-404-321-2162, both of RPC, Incorporated/
    /Web site:  http://www.rpc.net/
    (RES)

CO:  RPC, Incorporated
ST:  Georgia
IN:  OIL
SU:  ERN CCA MAV